Exhibit 10.3

Form of Performance-Contingent Restricted Stock Agreement

Name of Participant:	_________________

No. of Shares:	_________________ Shares Class A Common Stock

Grant Date:	_________________

This Performance-Contingent Restricted Stock Agreement (“Agreement”) evidences the grant to the Participant by Chipotle Mexican Grill, Inc. (the “Company”) of the number of restricted shares (the “Restricted Stock”) of Class A Common Stock of the Company, $.01 par value per share set forth above, subject to forfeiture on the terms and conditions provided for herein, pursuant to the Chipotle Mexican Grill, Inc. Amended and Restated 2006 Stock Incentive Plan (the “Plan”). Except as specifically set forth herein, this Agreement and the rights granted hereunder are expressly subject to all of the terms, definitions and provisions of the Plan as it may be amended and restated from time to time. Capitalized terms used in this Agreement and not defined herein (including in Appendix A hereto) shall have the meanings attributed to them in the Plan.

1. Grant of Performance-Contingent Restricted Stock. Subject to the terms and provisions of this Agreement and the Plan, the Company hereby grants to Participant the number of shares of Restricted Stock set forth above, subject to forfeiture as described in this Agreement.

2. Vesting and Forfeiture.

(a) Vesting.

(i) Restricted Stock Subject to Forfeiture Prior to Vesting. The shares of Restricted Stock shall be subject to the restrictions contained in this Agreement and subject to forfeiture to the Company unless and until the shares have vested in accordance with the terms and conditions of this Agreement.

(ii) Vesting Provisions. The Restricted Stock is subject to both (A) a performance vesting condition (the “Performance Condition”) and (B) a service-based vesting condition that requires the Participant to remain employed through a certain date (the “Service Condition”). The Participant will become vested in a share of Restricted Stock only when both the Performance Condition and the Service Condition have been satisfied for that share of Restricted Stock. In no event will any unvested Restricted Stock become vested after the Expiration Date.

(iii) Performance Condition. Subject to the provisions of Subsection 2(b) and Section 3, the Performance Condition will be satisfied on the date the Committee certifies the Company’s achievement of the Performance Target (as set forth on Appendix A).

(iv) Service Condition. Subject to the provisions of Subsection 2(b) and Section 3, the Service Condition for 50% of the shares of Restricted Stock granted hereunder will be satisfied if the Participant remains employed by the Company until April 1, 2009, and the Service Condition on the remaining 50% of the shares of Restricted Stock granted hereunder will become satisfied if the Participant remains employed by the Company until February 20, 2010.

(v) Effect of Vesting. From and after the date on which any shares of Restricted Stock vest in accordance with this Section 2(a), such shares of Restricted Stock will be free of the restrictions set forth in Subsection 2(c) and Section 7 and will no longer be subject to forfeiture.

(b) Acceleration of Vesting Conditions. Notwithstanding the foregoing Subsection 2(a), in the event that prior to the vesting of any shares of Restricted Stock the Committee determines that the Participant’s employment with the Company was terminated (i) by the Company without Cause, (ii) by the Participant for Good Reason, (iii) due to the Participant’s death, or (iv) as a result of the Participant’s medically diagnosed permanent physical or mental inability to perform his or her job duties (“Disability”), then both the Performance Condition and the Service Condition will be deemed satisfied and all of the shares of Restricted Stock will vest in full on the date of such termination. Any event set forth in this Subsection 2(b) is referred to in this Agreement as a “Non-Disqualifying Termination.”

(c) Forfeiture. In the event any of the following occur prior to the vesting of shares of Restricted Stock, the unvested shares of Restricted Stock will be forfeited and cancelled automatically as of the date of such event, to the extent described below:

(i) Failure to Achieve Performance Condition. If the Expiration Date occurs and the Committee has not certified the achievement of the Performance Condition, then all shares of Restricted Stock will be forfeited as of the Expiration Date.

(ii) Certain Terminations. If Participant’s employment terminates under any circumstances other than in a Non-Disqualifying Termination, then all shares of unvested Restricted Stock will be forfeited as of the date of termination.

(iii) Attempted Transfer of Restricted Stock. If Participant attempts to sell, assign, transfer or otherwise dispose of, or mortgage, pledge or otherwise encumber any unvested shares of Restricted Stock, or if any unvested shares of Restricted Stock become subject to attachment or any similar involuntary process (any of the foregoing transactions, “Prohibited Transfers”), then all shares of unvested Restricted Stock will be forfeited as of the date of such Prohibited Transfer.

In the event of forfeiture of shares of Restricted Stock under this Subsection 2(c), the Participant shall thereafter have no right, title or interest whatever in such shares of Restricted Stock, and, if the Company does not have custody of any and all certificates representing shares of Restricted Stock so forfeited, the Participant shall immediately return to the Company any and all certificates representing shares of Restricted Stock so forfeited. Additionally, the Participant will deliver to the Company a stock power duly executed in blank relating to any and all certificates representing shares of Restricted Stock forfeited to the Company in accordance with the previous sentence or, if such stock power has previously been tendered to the Company, the Company will be authorized to deem such previously tendered stock power delivered, and the Company will be authorized to cancel any and all certificates representing shares of Restricted Stock so forfeited and to cause a book entry to be made in the records of the Company’s transfer agent in the name of the Participant (or a new stock certificate to be issued, if requested by the Participant) evidencing any shares that vested prior to forfeiture. If the shares of Restricted Stock are evidenced by a book-entry made in the records of the Company’s transfer agent, then the Company will be authorized to cause such book-entry to be adjusted to reflect the number of shares of Restricted Stock so forfeited.

3. Change in Control. In the event of a Change in Control, the Committee may arrange for the substitution for any unvested shares of Restricted Stock as of the date of such Change in Control with the grant of a replacement award (the “Replacement Award”) to Participant of shares of restricted stock of the surviving or successor entity (or the ultimate parent thereof) in such Change in Control, but only if all of the following criteria are met:

(a) Such Replacement Award shall consist of securities listed for trading following such Change in Control on a national securities exchange;

(b) The Performance Condition on the Replacement Award will be deemed satisfied;

(c) Such Replacement Award shall have a value as of the date of such Change in Control equal to the value of the unvested shares of Restricted Stock, calculated as if each unvested share of Restricted Stock were exchanged for the consideration (including all stock, other securities or assets, including cash) payable for one share of Common Stock in such Change in Control transaction;

(d) The Service Condition on such Replacement Award shall remain the same as the original Restricted Stock Award, provided, however, that the Service Condition will be immediately satisfied upon the date that (i) the Participant’s employment is terminated by the surviving or successor entity without Cause, (ii) the Participant’s employment is terminated for Good Reason, (iii) the Participant’s death or (iv) the Participant’s Disability; and

(e) Notwithstanding this Section 3, such Replacement Award shall vest immediately prior to (i) any transaction with respect to the surviving or successor entity (or parent or subsidiary company thereof) of substantially similar character to a Change in Control, (ii) the securities constituting such Replacement Award ceasing to be listed on a national securities exchange, or (iii) the date the Participant experiences a “Qualifying Termination” following the Change in Control.

Upon such substitution the unvested Restricted Stock shall be forfeited, cancelled and be of no further force and effect. If the Committee does not arrange for a Replacement Award, then upon the Change in Control both the Performance Condition and the Service Condition shall be deemed satisfied and any unvested shares of Restricted Stock shall vest immediately.

4. Rights as Shareholder. As of the Grant Date, the Participant shall have all of the rights of a stockholder of the Company with respect to the shares of Restricted Stock (including voting rights and the right to receive dividends and other distributions), except as otherwise specifically provided in this Agreement; provided that dividends and other distributions paid on the shares of Restricted Stock shall be held by the Company on the Participant’s behalf and shall be subject to the same vesting conditions applicable to the underlying shares of Restricted Stock. Promptly after the vesting of any of the shares of Restricted Stock, the Company shall distribute to the Participant all dividends or distributions previously paid with respect to the shares of Restricted Stock that vested hereunder. In the event the Participant forfeits shares of Restricted Stock, the Participant shall also immediately forfeit any dividends or distributions held by the Company that are attributable to such forfeited shares.

5. No Right to Continued Employment. Nothing contained in this Agreement shall be deemed to grant Participant any right to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation, nor shall this Agreement be construed as giving Participant, Participant’s beneficiaries or any other person any equity or interests of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.

6. Withholding Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to the Restricted Stock, the Participant shall pay to the Company or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. If approved by the Committee in its sole discretion, the minimum required withholding obligations may be settled with a portion of the Restricted Stock. The obligations of the Company under the Plan and this Agreement shall be conditional on such payment, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.

7. Non-Transferability of Award. The Restricted Stock shall not be assignable or transferable by the Participant prior to their vesting, except by will or by the laws of descent and distribution. In addition, no Restricted Stock shall be subject to attachment, execution or other similar process prior to vesting. Any book-entry or stock certificates representing unvested shares of Restricted Stock may, at the Committee’s discretion, contain a notation or bear the following legend (as well as any notations or legends required by applicable state and federal corporate and securities laws) noting the existence of the restrictions contained in this Agreement:

“THE SHARES REPRESENTED BY THIS [BOOK-ENTRY] [CERTIFICATE] MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A PERFORMANCE-CONTINGENT RESTRICTED STOCK AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

8. Applicability of the Plan. Except as specifically set forth herein, the Restricted Stock are subject to all provisions of the Plan and all determinations of the Committee made in accordance with the terms of the Plan. By executing this Agreement, the Participant expressly acknowledges (i) receipt of the Plan and any current Plan prospectus and (ii) the applicability of the provisions of the Plan to the Restricted Stock.

9. Additional Conditions to Issuance of Restricted Stock. Notwithstanding the execution of this Agreement or the vesting of any shares of Restricted Stock, the Company shall not be required to issue any Restricted Stock hereunder so long as the Company reasonably anticipates that such issuance will violate federal or state securities law or other applicable law; provided however, that in such event the Company shall issue such Restricted Stock at the earliest possible date at which the Company reasonably anticipates that the issuance of the shares will not cause such violation.

10. Modification; Waiver. Except as provided in the Plan or this Agreement, no provision of this Agreement may be amended, modified, or waived unless such amendment or modification is agreed to in writing and signed by the Participant and by a duly authorized officer of the Company, and such waiver is set forth in writing and signed by the party to be charged, provided that any change that is advantageous to Participant may be made by the Committee without Participant’s consent or written signature or acknowledgement. No waiver by either party hereto at any time of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Participant acknowledges and agrees that the Committee has the right to amend this Agreement in whole or in part from time-to-time if the Committee believes, in its sole and absolute discretion, such amendment is required or appropriate in order to conform the award evidenced hereby to, or otherwise satisfy any legal requirement (including without limitation the provisions of Section 409A of the Code). Such amendments may be made retroactively or prospectively and without the approval or consent of the Participant to the extent permitted by applicable law.

11. Notices. Except as the Committee may otherwise prescribe or allow in connection with communications procedures developed in coordination with any third party administrator engaged by the Company, all notices, including notices of exercise, requests, demands or other communications required or permitted with respect to the Plan, shall be in writing addressed or delivered to the parties. Such communications shall be deemed to have been duly given to any party when delivered by hand, by messenger, by a nationally recognized overnight delivery company, by facsimile, or by first-class mail, postage prepaid and return receipt requested, in each case to the applicable addresses set forth below:

If to the Participant:

to the Participant’s most recent address on the records of the Company

If to the Company:

Chipotle Mexican Grill, Inc.

1543 Wazee

Denver, CO 80202

Attn: Human Resources Executive Director

Facsimile: 303-222-2500

(or to such other address as the party in question shall from time to time designate by written notice to the other parties).

12. Governing Law. Except to the extent that provisions of the Plan are governed by applicable provisions of the Code or other substantive provisions of federal law, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

13. Replacement of Prior Agreement. Participant acknowledges and agrees that this Performance Share Agreement is issued in replacement of a prior grant of              shares of restricted Common Stock under the Plan originally awarded to Participant in February, 2007. Participant acknowledges that such award and the associated Restated Restricted Stock Agreement have been cancelled as part of the consideration for the grant of the Restricted Stock, and such prior award and the related Restated Restricted Stock Agreement have no legal force or effect.

CHIPOTLE MEXICAN GRILL, INC.

By:
Darlene Friedman
Chair, Compensation Committee of the Board of Directors

[NAME OF PARTICIPANT]